Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Melissa McHenry	Bette Jo Rozsa
Director, External Communications	Managing Director, Investor Relations
614/716-1120	614/716-2840

FOR IMMEDIATE RELEASE

AEP REPORTS STRONG 2018 FOURTH-QUARTER AND YEAR-END EARNINGS

•	Fourth-quarter 2018 earnings of $0.74 per share GAAP and $0.72 per share operating

•	Year-end 2018 earnings of $3.90 per share GAAP and $3.95 per share operating

•	Company reaffirms 2019 operating earnings guidance range of $4.00 to $4.20 per share

•	Company reaffirms 5 to 7 percent operating earnings growth rate

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Fourth Quarter ended December 31			Year-to-date ended December 31
	2018	2017	Variance	2018	2017	Variance
Revenue ($ in billions):	3.8	3.8	—	16.2	15.4	0.8
Earnings (Loss) ($ in millions):
GAAP	363.4	400.7	(37.3)	1,923.8	1,912.6	11.2
Operating (non-GAAP)	354.4	420.1	(65.7)	1,945.0	1,807.9	137.1
EPS ($):
GAAP	0.74	0.81	(0.07)	3.90	3.89	0.01
Operating (non-GAAP)	0.72	0.85	(0.13)	3.95	3.68	0.27
EPS based on 493mm shares 4Q 2018, 492mm shares 4Q 2017, 493mm shares YTD 2018 and 492mm shares YTD 2017.

COLUMBUS, Ohio, Jan 24, 2019 - American Electric Power (NYSE: AEP) today reported fourth-quarter 2018 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $363 million or $0.74 per share, compared with GAAP earnings of $401 million or $0.81 per share in fourth-quarter 2017. Operating earnings for fourth-quarter 2018 were $354 million or $0.72 per share, compared with operating earnings of $420 million or $0.85 per share in fourth-quarter

2017. Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items.
Year-end 2018 GAAP earnings were $1.924 billion or $3.90 per share, compared with GAAP earnings of $1.913 billion or $3.89 per share for year-end 2017. Year-end 2018 operating earnings were $1.945 billion or $3.95 per share, compared with operating earnings of $1.808 billion or $3.68 per share for year-end 2017.
The difference between fourth-quarter 2018 GAAP and operating earnings was largely due to the effects of the Tax Cuts and Jobs Act enacted in December 2017, partially offset by impairments related to the Conesville Plant.
The difference between year-end 2018 GAAP and operating earnings was largely due to severance charges, primarily related to announced plant closures, and generation plant impairments. These impacts were partially offset by the effects of the Tax Cuts and Jobs Act.
A full reconciliation of GAAP earnings to operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
“Our strong earnings performance in 2018 was driven by a robust economy, our focus on investments to enhance service for our customers and very favorable weather during most of the year. In 2018, AEP delivered a total shareholder return of 5.4 percent, exceeding the 4.2 percent total return for the S&P 500 Electric Utilities Index. Over the past five years, we’ve provided a total shareholder return of more than 92 percent, exceeding both the broader S&P 500 Index total return of 50 percent and the 65 percent total return for the S&P 500 Electric Utilities Index,” said Nicholas K. Akins, AEP chairman, president and chief executive officer.
“Last year, we experienced the highest number of heating and cooling degree days in 30 years. That favorable weather allowed us to increase our discretionary spending significantly from 2017 levels in areas that will improve service to customers,” Akins said.
“Investments in our transmission business remain on track and continue to support our year-over-year earnings growth. Our Transmission Holding Co. business contributed $0.75 per share to ongoing earnings, and net plant assets for that business grew $1.4 billion in 2018, an increase of 21 percent.
“We ended 2018 with the highest load growth we have seen since 2011 with normalized load growth in nearly every state we serve,” Akins said. “The significant economic boost we saw early in 2018 from tax reform and a more robust job market was tempered later in the year by tariffs and a stronger dollar. We expect positive economic activity to continue in 2019, especially related to oil and gas development,” Akins said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	4Q 18	4Q 17	Variance	YTD 18	YTD 17	Variance
Vertically Integrated Utilities (a)	138.3	163.9	(25.6)	990.5	790.5	200.0
Transmission & Distribution Utilities (b)	142.8	262.1	(119.3)	527.4	636.4	(109.0)
AEP Transmission Holdco (c)	91.5	76.4	15.1	369.9	352.1	17.8
Generation & Marketing (d)	73.0	(80.3)	153.3	135.3	166.0	(30.7)
Corporate and Other	(82.2)	(21.4)	(60.8)	(99.3)	(32.4)	(66.9)
Total GAAP Earnings (Loss)	363.4	400.7	(37.3)	1,923.8	1,912.6	11.2

Operating Earnings (non-GAAP)	4Q 18	4Q 17	Variance	YTD 18	YTD 17	Variance
Vertically Integrated Utilities (a)	130.5	179.4	(48.9)	985.8	806.0	179.8
Transmission & Distribution Utilities (b)	132.1	123.9	8.2	518.7	498.2	20.5
AEP Transmission Holdco (c)	91.5	78.5	13.0	370.3	354.2	16.1
Generation & Marketing (d)	35.2	24.5	10.7	139.8	146.7	(6.9)
Corporate and Other	(34.9)	13.8	(48.7)	(69.6)	2.8	(72.4)
Total Operating Earnings (non-GAAP) (Loss)	354.4	420.1	(65.7)	1,945.0	1,807.9	137.1

A full reconciliation of GAAP earnings to operating earnings is included in tables at the end of this news release.

a.	Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Company of Oklahoma, Southwestern Electric Power and Wheeling Power

b.	Includes Ohio Power and AEP Texas

c.	Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures

d.	Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
Management reaffirms its 2019 operating earnings guidance range of $4.00 to $4.20 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

WEBCAST
AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. EST today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.
American Electric Power, based in Columbus, Ohio, is focused on building a smarter energy infrastructure and delivering new technologies and custom energy solutions to our customers. AEP’s approximately 18,000 employees operate and maintain the nation’s largest electricity transmission system and more than 219,000 miles of distribution lines to efficiently deliver safe, reliable power to nearly 5.4 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 32,000 megawatts of diverse generating capacity, including more than 4,300 megawatts of renewable energy. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, AEP Energy Partners, AEP OnSite Partners, and AEP Renewables, which provide innovative competitive energy solutions nationwide.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load and customer growth; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; availability of necessary generating capacity, the performance of AEP’s generating plants and the availability of fuel; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for capacity and electricity, coal, and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the Fourth Quarter of 2018
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2018
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing		Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		138.3	142.8	91.5	73.0		(82.2)	363.4	$0.74

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	0.3		—	0.3	$—
Impairment of Certain Merchant Generation Assets	(b)	—	—	—	9.2	—	—	9.2	0.02
Effects of Federal Tax Reform	(c)	(7.8)	(10.7)	—	—		—	(18.5)	(0.04)
Tax Sharing - Parent Savings Allocation of Capital Loss	(c)	—	—	—	(47.3)		47.3	—	—

Total Special Items		(7.8)	(10.7)	—	(37.8)		47.3	(9.0)	$(0.02)

Operating Earnings (Loss) (non-GAAP)		130.5	132.1	91.5	35.2		(34.9)	354.4	$0.72

Financial Results for the Fourth Quarter of 2017
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2017
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing		Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		163.9	262.1	76.4	(80.3)		(21.4)	400.7	$0.81

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	0.3		—	0.3	—
Impairment of Certain Merchant Generation Assets	(b)	—	—	—	27.8		—	27.8	0.05
Welsh Unit 2 Disallowance	(b)	4.5	—	—	—		—	4.5	0.01
Impairment of Turk Plant	(b)	13.5	—	—	—		—	13.5	0.03
Effects of Federal Tax Reform	(c)	(2.5)	(138.2)	2.1	76.7		35.2	(26.7)	(0.05)

Total Special Items		15.5	(138.2)	2.1	104.8		35.2	19.4	$0.04

Operating Earnings (Loss) (non-GAAP)		179.4	123.9	78.5	24.5		13.8	420.1	$0.85

(a)	Reflected in Revenues and Income Tax Expense

(b)	Reflected in Asset Impairments and Other Related Charges and Income Tax Expense

(c)	Reflected in Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended December 31
ENERGY & DELIVERY SUMMARY	2018	2017	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	7,798	7,591	2.7%
Commercial	5,825	6,037	(3.5)%
Industrial	8,907	8,884	0.3%
Miscellaneous	567	574	(1.2)%
Total Retail	23,097	23,086	—%

Wholesale Electric (in millions of kWh): (a)	5,526	5,836	(5.3)%

Total KWHs (in millions)	28,623	28,922	(1.0)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	5,887	5,747	2.4%
Commercial	5,921	6,206	(4.6)%
Industrial	4,429	6,090	(27.3)%
Miscellaneous	167	166	0.6%
Total Retail (b)	16,404	18,209	(9.9)%

Wholesale Electric (in millions of kWh): (a)	606	638	(5.0)%

Total KWHs (in millions)	17,010	18,847	(9.7)%

(a)	Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers

(b)	Represents energy delivered to distribution customers

American Electric Power

Financial Results for Year-to-Date 2018
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2018
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		990.5	527.4	369.9	135.3	(99.3)	1,923.8	$3.90

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	0.7	—	0.7	$—
Severance Charges	(c)	3.1	2.0	0.4	14.2	0.2	19.9	0.04
Impairment of Certain Merchant Generation Assets	(e)	—	—	—	36.9	—	36.9	0.08
Effects of Kentucky Tax Law	(d)	—	—	—	—	(17.8)	(17.8)	(0.03)
Effects of Federal Tax Reform	(d)	(7.8)	(10.7)	—	—	—	(18.5)	(0.04)
Tax Sharing - Parent Savings Allocation of Capital Loss	(d)	—	—	—	(47.3)	47.3	—	—

Total Special Items		(4.7)	(8.7)	0.4	4.5	29.7	21.2	$0.05

Operating Earnings (Loss) (non-GAAP)		985.8	518.7	370.3	139.8	(69.6)	1,945.0	$3.95

Financial Results for Year-to-Date 2017
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2017
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		790.5	636.4	352.1	166.0	(32.4)	1,912.6	$3.89

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	3.1	—	3.1	0.01
Gain from Competitive Generation Asset Sale	(b)	—	—	—	(129.4)	—	(129.4)	(0.26)
Impairment of Certain Merchant Generation Assets	(e)	—	—	—	30.3	—	30.3	0.05
Welsh Unit 2 Disallowance	(e)	4.5	—	—	—	—	4.5	0.01
Impairment of Turk Plant	(e)	13.5	—	—	—	—	13.5	0.03
Effects of Tax Reform	(d)	(2.5)	(138.2)	2.1	76.7	35.2	(26.7)	(0.05)

Total Special Items		15.5	(138.2)	2.1	(19.3)	35.2	(104.7)	$(0.21)

Operating Earnings (Loss) (non-GAAP)		806.0	498.2	354.2	146.7	2.8	1,807.9	$3.68

(a)	Reflected in Revenues and Income Tax Expense

(b)	Reflected in Gain on Sale of Assets and Income Tax Expense

(c)	Reflected in Other Operations Expenses and Income Tax Expense

(d)	Reflected in Income Tax Expense

(e)	Reflected in Asset Impairments and Other Related Charges and Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Twelve Months Ended December 31
ENERGY & DELIVERY SUMMARY	2018	2017	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	33,903	30,817	10.0%
Commercial	24,813	24,423	1.6%
Industrial	35,378	34,676	2.0%
Miscellaneous	2,326	2,275	2.2%
Total Retail	96,420	92,191	4.6%

Wholesale Electric (in millions of kWh): (a)	22,682	25,098	(9.6)%

Total KWHs (in millions)	119,102	117,289	1.5%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	27,041	25,108	7.7%
Commercial	25,555	25,390	0.6%
Industrial	21,688	23,082	(6.0)%
Miscellaneous	681	682	(0.1)%
Total Retail (b)	74,965	74,262	0.9%

Wholesale Electric (in millions of kWh): (a)	2,441	2,387	2.3%

Total KWHs (in millions)	77,406	76,649	1.0%

(a)	Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(b)	Represents energy delivered to distribution customers.